EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

CONTACT:	Douglas Mitchell
Senior Vice President, Corporate Development and Investor Relations
(415) 315-2800

Craig S. On
Executive Vice President and Chief Financial Officer
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk or Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(646) 201-5445
For Immediate Release
UCBH HOLDINGS, INC. APPOINTS
DANIEL P. RILEY TO ITS BOARD OF DIRECTORS
     SAN FRANCISCO, November 25, 2008 – UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™), today announced the appointment of Mr. Daniel P. Riley as a new member of the Boards of Directors of UCBH and UCB, effective November 24, 2008.
     “Mr. Riley brings substantial experience in the banking industry to UCBH, and we are very pleased to have him join our Board,” said Mr. Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “With his extensive background in international and commercial banking as well as international treasury operations, Mr. Riley will be a strong addition to our Board. We look forward to his valuable insight and guidance as we continue to further expand our franchise.”
     With a 33-year career at Bank of America, Mr. Riley had served up until 2004 as President of Global Treasury Services, a division with approximately 12,500 employees in over 30 countries. During his career at Bank of America, Mr. Riley managed multiple divisions, including Merchant Credit Card, Consumer Operations, Corporate Operations, Data Centers, Teleservicing, Branch Operations, Procurement, Cash Vault, and Item Processing. In addition, Mr. Riley spent eight years managing Global Treasury Services, which included Domestic and International Cash Management and Trade Finance for small businesses, middle market and large corporate clients, including 80% of the Fortune 500 Companies. Mr. Riley retired from Bank of America in 2004.
     Mr. Riley holds a B.A. degree from California State University in San Francisco and an M.B.A. degree from Golden Gate University in San Francisco.
     About UCBH Holdings, Inc.
     UCBH Holdings, Inc., with $13.04 billion in assets as of September 30, 2008, is the holding company for United Commercial Bank, a state-chartered commercial bank, which is a leading bank in the United States serving the Chinese communities and American companies doing business in Greater China. Together, the Bank and its subsidiaries, including United Commercial Bank (China) Limited, operate 51

California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, eight branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, branches in Hong Kong, Shanghai and Shantou, China, and representative offices in Beijing, Guangzhou and Shenzhen, China, and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private client services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, asset-based financing, cash management, loans guaranteed by the U.S. Small Business Administration, commercial, multifamily and residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.
     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: the current dislocations in global credit and capital markets; economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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